Exhibit 4(l)


                                 ADDENDUM
                                    TO
                    RESTRICTED STOCK PURCHASE AGREEMENT

     There is hereby incorporated into that certain Restricted Stock Purchase Agreement dated January 24, 1990 (the "Agreement") by and between Amdahl Corporation (the "Company") and (the "Employee") the special tax election provisions specified below, effective July 1, 1992. All capitalized terms in this Addendum shall have the meanings assigned to such terms in the Agreement.

                           SPECIAL TAX ELECTIONS
                           ---------------------

     A.   Stock Withholding.  The Employee is hereby granted the
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election to have the Company withhold, as and when the Employee vests in the purchased shares of Amdahl Corporation common stock ("common stock") a portion of those vested shares with an aggregate fair market value equal to the designated percentage (any multiple of 5 percent up to 100 percent as specified by the Employee) of the applicable Federal, Sate and local income, employment and other tax withholding liabilities incurred by the Employee in connection with the vesting of those shares (collectively the "Withholding Taxes"). Such election shall only be exercisable in the event the employee does not otherwise make an Internal Revenue Code Section 83(b) election to be taxed on the purchased shares of common stock at the time of initial issuance to him under the Agreement.

     Any such exercise of the election must be effected in accordance with the following terms and conditions:

          (i) The election must be made on or before the date the amount of the Withholding Taxes incurred by the Employee in connection with the vesting of the purchased shares is determined
(the "Tax Determination Date").

          (ii) The election shall be irrevocable.

          (iii) The election shall be subject to the approval of the Restricted Stock Plan Administrator, and none of the purchased shares shall be withheld in satisfaction of the Withholding Taxes incurred in connection with the vesting of such shares, except to the extent the election is approved by the Restricted Stock Plan Administrator.

          (iv) The vested shares withheld pursuant to the election shall be valued at the mean of the lowest and highest selling prices per share of common stock on the Tax Determination Date on the principal exchange on which the common stock is then listed or admitted to trading, as such prices are officially quoted by the composite tape of transactions on such exchange.
If there are no reported sales of common stock on the principal exchange on such date, then the mean of the lowest and highest selling prices on such exchange on the next preceding day for which there do exist such quotations shall be determinative of the value of the withheld shares.

          (v) In no event may the value of the shares of common stock requested to be withheld exceed the dollar amount of the Withholding Taxes incurred in connection with the vesting of the purchased shares.

     If the stock withholding election is made by the Employee at a time when such individual is an officer or director of the Company subject to the short-swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934, then the following limitations, in addition to the preceding provisions, shall also be applicable:

          (i) The election shall not become effective at any time prior to the expiration of the six (6) month period measured from the grant date of the stock withholding election evidenced by this Addendum, and none of the purchased shares of common stock shall accordingly be withheld in connection with any Tax Determination Date which occurs before the expiration of such six
(6) month period.

          (ii) The stock withholding election must be made in accordance within the following limitations:

               - Such election must be made at least six (6) months before the Tax Determination Date, or

               -    Such election must be exercised in the
quarterly "window" period in which or immediately prior to which the Tax Determination Date occurs. Quarterly window periods shall begin on the third (3rd) business day following the date of public release of each quarterly or annual statement of the Company's sales and earnings and end on the earlier of the twelfth (12th) business day following such release date or the Tax Determination Date.

          (iii)     The six (6) month periods specified in
clauses (i) and (ii) shall not be applicable in the event of the Employee's death or disability.

     B.   Stock Delivery.  The Employee is hereby granted the
          --------------
election to deliver to the Company, as and when the Employee vests in the shares of common stock purchased under the Agreement, other shares of the Company's common stock, previously acquired by such individual (other than as part of the common stock purchase to which the election relates) and held as fully-vested shares, with an aggregate Fair Market Value equal to the designated percentage (any multiple of 5 percent up to 100 percent as specified by the Employee) of the Withholding Taxes incurred by the Employee in connection with the vesting of the purchased shares. Such election shall only be exercisable in the event the Employee does not otherwise make an Internal Revenue Code Section 83(b) election to be taxed on the purchased shares of common stock at the time of initial issuance to him under the Agreement.

     Any such exercise of the election must be effected in accordance with the following terms and conditions:

          (i) The election must be made on or before the date the amount of the Withholding Taxes incurred in connection with the vesting of the purchased shares of common stock is determined
(the "Tax Determination Date").

          (ii) The election shall be irrevocable.

          (iii) The election shall be subject to the approval of the Restricted Stock Plan Administrator, and none of the delivered shares shall be accepted in satisfaction of the Withholding Taxes, except to the extent the election is approved by the Restricted Stock Plan Administrator. However, the Restricted Stock Plan Administrator has pre-approved any and all stock delivery elections made by the Employee in accordance with the provisions of this Addendum, provided such election relates to Withholding Taxes incurred on one or more Tax Determination Dates occurring after the effective date of this Addendum. Such pre-approval may be revoked at any time by the Restricted Stock Plan Administrator with respect to any stock delivery elections made after the Employee is notified of such revocation.

          (iv) The delivered shares shall be valued at the mean of the lowest and highest selling prices per share of common stock on the Tax Determination Date on the principal exchange on which the common stock is then listed or admitted to trading, as such prices are officially quoted by the composite tape of transactions on such exchange. If there are no reported sales of common stock on the principal exchange on such date, then the mean of the lowest and highest selling prices on such exchange on the next preceding day for which there do exist such quotations shall be determinative of the value of the delivered shares.

          (v) In no event may the value of the delivered shares exceed the dollar amount of the Withholding Taxes incurred in connection with the vesting of the purchased shares.

     No additional restrictions or limitations shall be applicable to any stock delivery election made by the Employee, whether or not such individual is at the time an officer or director of the Company subject to the short-swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934.

     Except for the special tax elections provided herein, nothing in this Addendum shall affect or otherwise modify the existing terms and provisions of the Agreement.


     IN WITNESS WHEREOF, Amdahl Corporation and the Employee have
executed this Addendum on                  , 1992.
                         ----------------

AMDAHL CORPORATION

By
     -------------------------
     Anthony M. Pozos
     Senior Vice President
     Human Resources and
     Corporate Services


     -------------------------
     Employee Signature


     -------------------------
     Employee Printed Name